Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Exhibit 15.1

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 filed on October 1, 2004 (File No. 333-119475), on Form S-8 filed on September 5, 2006 (File No. 333-137112), on Form S-8 filed on October 29, 2009 (File No. 333-162727), on Form S-8 filed on January 18, 2011 (File No. 333-171739), on Form S-8 filed on April 8, 2011 (File No. 333-173382), on Form S-8 filed on September 12, 2014 (File No. 333-198706), and on Form F-3 filed on September 18, 2015 (File No. 333-207004) of Novartis AG of our report dated January 26, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers AG

/s/Bruno Rossi	/s/Stephen Johnson
Bruno Rossi	Stephen Johnson
Audit expert	Global Relationship Partner
Auditor in charge

Basel, January 26, 2016

PricewaterhouseCoopers AG, St. Jakobs-Strasse 25, CH-4002 Basel, Switzerland

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